Company Contact:	CCG Investor Relations:
China Botanic Pharmaceutical Inc.	Mr. Mark Collinson, Partner
Ms. Portia Tan, IR Contact	Phone: +1-310-954-1343 (Los Angeles)
Tel: 86-451-8260-2162	Email: mark.collinson@ccgir.com
Email: ir@renhuang.com	Website: www.ccgirasia.com

Mr. Crocker Coulson, President
ePhone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com

For Immediate Release

China Botanic Appoints David Dong as New Chief Financial Officer

HARBIN, CHINA – December 16, 2010 – China Botanic Pharmaceutical Inc. (AMEX: CBP) ("China Botanic" or the "Company"), a developer, manufacturer and distributor of botanical products, bio-pharmaceuticals and traditional Chinese medicines ("TCM"), today announced that Mr. David Dong was named the Company's new Chief Financial Officer (“CFO”) on December 14, 2010.

Mr. Dong's career spans over 10 years with key positions in finance, audit, investment advisory and tax planning. From 2000-2010, Mr. Dong worked as an investment manager with money management firms.  Most recently, he was an investment manager with Hatitac Inc., where he was responsible for funds and stock investments and was involved in financial planning, risk management, tax planning and accounting services.  He also served as an advisor to publicly and privately held institutional clients.  From 1998 to 2000, he worked as a senior audit manager with TianHua Accounting firm. He also spent five years at Tsinghua Unisplendour Co., Ltd. where he progressed from sales engineer to finance manager and was responsible for financial reporting, budgeting, general accounting, credit and collateral and procurement-related activities.  He also assisted with corporate restructuring, including relocation of Internal Audit, Tax, General Accounting, and Finance Departments to improve communication and efficiency. Mr. Dong holds a Bachelor of Engineering from North-Western Polytechnic University in China and is a Certified Financial Planner in Canada.

Mr. Shaoming Li, Chairman and Chief Executive Officer of China Botanic, stated, “Mr. Dong brings a wealth of experience and knowledge to China Botanic.  I am confident that his knowledge about capital markets will be valuable as we grow our business and expand our capabilities through targeted acquisitions. “

“I am excited by the opportunity to join a company with an attractive revenue growth and profitability track record," said Mr. Dong. "I look forward to assisting the Company in managing its financial goals and enhancing communication with shareholders to achieve long-term growth in shareholder value.”

ABOUT CHINA BOTANIC PHARMACEUTICAL INC.

China Botanic Pharmaceutical Inc. is engaged in the research, development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines ("TCM"), in the People's Republic of China.  All of the Company's products are produced at its three GMP-certified production facilities in Ah City, Dongfanghong and Qingyang. The Company distributes its botanical anti-depression and nerve-regulation products, biopharmaceutical products, and botanical antibiotic and OTC TCMs through its network of over 3,000 distributors and over 70 sales centers across 24 provinces in China.

Safe Harbor Statement

This press release contains certain statements that may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known that may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition expressed or implied in any forward-looking statements. These forward-looking statements are based on current plans and expectations and are subject to a number of uncertainties including, but not limited to the Company’s ability to manage expansion of its operations effectively, and other factors detailed in the Company’s annual report on Form 10-K and other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

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